UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2009

NovaRay Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52731	16-1778998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39655 Eureka Drive, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 619-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 22, 2009, NovaRay Medical, Inc. (the “Company”) filed (i) a Certificate of Elimination of Series A Convertible Preferred Stock to eliminate all matters set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock with respect to the Series A Convertible Preferred Stock from the Company’s Certificate of Incorporation and eliminate the Company’s Series A Preferred Stock and (ii) a Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock to create out of the shares of the Company’s preferred stock, a series of preferred stock of the Company, to be named “Series B Convertible Preferred Stock,” consisting of 3,900,000 shares, which series shall have the designations, powers, preferences and rights and the qualifications, limitations and restrictions provided in such Certificate of Designation.

The foregoing description of the Certificate of Elimination of Series A Convertible Preferred Stock and Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Elimination of Series A Convertible Preferred Stock and Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock filed as Exhibit 3.1 and 3.2 hereto, respectively, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Elimination of Series A Convertible Preferred Stock

3.2	Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaRay Medical, Inc.

Dated: October 28, 2009	By:	/s/ MARC WHYTE
	Name:	Marc Whyte
	Title:	President and Chief Executive Officer